UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28th, 2023

First America Resources Corporation
(Name of registrant as specified in its charter)

Nevada	333-175482	27-2563052
(State or other jurisdiction of incorporation or organization)	(SEC File No.)	(IRS I.D.)

1000 East Armstrong Street Morris, IL	60450
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: 815-941-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.06 Change in Shell Company Status

On March 20th, 2023, the company has received a cash infusion of $100,500 from its President, Mr. Jian Li to fully develop its business model of offering real estate options to nascent battery technologies here in the United States.  Developments have previously been put on hold due to Geopolitical events and Covid related Shut downs.   The Company’s pending 10Q will fully document all planned business opportunities and options.

The company believes that it does not meet the SEC’s definition of a shell company.

The SEC’s Definition of Shell Company

In SEC Release No. 33-8587, the Commission stated:

We are defining a “shell company” as a registrant with:

•         no or nominal operations

and

•         either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.

We note that this is an “and” test, not an “or” test.  Thus, if the Company has more than no or nominal operations, it is not a shell company, regardless of whether or not it has any assets.

We further note that the test is not based upon revenues but upon operations.  A company that has more than nominal operations but has not generated revenues is not a shell company within this definition.

The SEC stated, “We are not defining the term “nominal,” as we believe that this term embodies the principle that we seek to apply and is not inappropriately vague or ambiguous.[32]”

To demonstrate that the Commission did not think the term vague or ambiguous, they indicated specifically what would be considered nominal.

[32] We have become aware of a practice in which a promoter of a company and/or affiliates of the promoter appear to place assets or operations within an entity with the intent of causing that entity to fall outside of the definition of “blank check company” in Securities Act Rule 419. The promoter will then seek a business combination transaction for the company, with the assets or operations being returned to the promoter or affiliate upon the completion of that business combination transaction. It is likely that similar schemes will be undertaken with the intention of evading the definition of shell company that we are adopting today. In our view, where promoters (or their affiliates) of a company that would otherwise be a shell company place assets or operations in that company and those assets or operations are returned to the promoter or its affiliates (or an agreement is made to return those assets or operations to the promoter or its  affiliates) before, upon completion of, or shortly after a business combination transaction by that company, those assets or operations would be considered “nominal” for purposes of the definition of shell company.

If, then, the company has no intention to place assets or operations in that company and those assets or operations are returned to the promoter or its affiliates (or an agreement is made to return those assets or operations to the promoter or its  affiliates) before, upon completion of, or shortly after a business combination transaction by that company, according to the SEC, the Company would not be considered a shell company.

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Nonetheless, some confusion arose over the application of the definition to early stage, pre-revenue companies with legitimate business plans that were taking active steps to implement their business plans as opposed to companies with phony business plans that did not take and did not intend to take actions to implement a business plan.  To clarify that the shell company definition did not apply in the first situation, early stage, pre-revenue companies with legitimate business plans that were taking active steps to implement their business plans, the Commission in adopting revisions to Rule 144 in Release No. 33-8869 stated:

Contrary to commenters’ concerns, Rule 144(i)(1)(i) is not intended to capture a “startup company,” or, in other words, a company with a limited operating history, in the definition of a reporting or non-reporting shell company, as we believe that such a company does not meet the condition of having “no or nominal operations.”

Thus, the SEC has explicitly stated that a company is not a shell company if:

•         The company is early stage, pre-revenue “start up” company with a legitimate business plan that is taking active steps to implement its business plan.

•         The company has no intention to place assets or operations in that company and those assets or operations are returned to the promoter or its affiliates (or an agreement is made to return those assets or operations to the promoter or its  affiliates) before, upon completion of, or shortly after a business combination transaction by that company.

The Company has more than No or Nominal operations.

The Company has current assets of $102,577.40 .

We note specifically that the SEC has indicated that the shell company definition is not based upon revenues, but upon operations.  And the release does not say a company with “limited” operations is a shell.  It says a company with no or nominal operations is a shell.

Future filings will include  specific disclosure of the significant, not nominal, steps the Company has taken and has committed to take to implement its legitimate business plan to acquire Real Estate Properties.

The Company also intends to initially purchase already income producing properties or properties that will produce rent income in a short period of time, meaning less than three months. The income will be produced by the rent that we will be receiving because we will be the owners of the properties. In order to finance future real estate investments we plan to do additional equity financing, and in addition, we plan to sell some of the properties that we will have acquired at a higher price that we paid in order to buy them using the proceeds in order to buy new properties again at opportunistic prices. Therefore, the profits of our operations will be used in order to acquire new properties.

Investment goals

● Investment portfolio diversification

● Capital appreciation

● A holding period of from four to eight years

Strategy and target markets

It is the owners intention to roll in existing property(s) to be used as capital contributions for the purposes of supporting real estate sales and purchases if support of the Investment Goals stated above.

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We have instructed counsel to prepare an acquisition contract for a commercial property.   This property is:

600 Wissahickon Ave, Cedartown GA

Description: Tract 1 -1.425 Acres, Tract 2 – 2.554 Acres and 72,000SF facility, Tract 3 – 2.724 Acres and 28,000 SF facility totaling 6.703 acres and 100,000 SF industrial facility located in the 2nd District, 4th Section of the City of Cedartown, Polk County, Georgia.

Status: Unoccupied, for rent.

Anticipated Mortgage: Owned Outright
Owner: Value Trade, LLC

Current Value: $250,000
Current Mortgage Debt: Zero

We are refocusing our intention initially on acquiring similar properties. However, our ability to do so will depend upon our ability to secure additional equity financing and, if necessary or appropriate, mortgage financing on these properties.  We will not acquire any property unless we believe the property will generate sufficient cash flow to cover all operating costs, including mortgage payments.

We also note that the Company is really an extension of the many years of operational history of management, as disclosed in the registration statement as follows:  Our president, Jian Li, has significant real estate experience, primarily involving construction and management of various kinds of properties, specifically industrial properties of various type in multiple states. In managing properties, he oversaw purchases, approving leases, maintaining communication with villages or cities to be in compliance with all ordinances. He handled tenant complaints, interviewed perspective tenants, handled roofing issues, plumbing issues, and door issues by hiring outsourced labor. He also handled all accounting issues including maintenance of books and negotiated with banks on loans.

All of the above clearly demonstrates that the Company has significant operational activities and thus does not meet the definition of a shell company under the SEC’s guidelines and interpretations.

Management of the Company has no intention of creating a Footnote 32 Shell.

By affidavit of Jian Li, President of the Company, management has sworn under oath that:

•    The Company has no intention to place assets or operations in that company and those assets or operations be returned to management or its affiliates and has no agreement or understanding to return those assets or operations to management or its affiliates at any time.

●    The Company is not engaged in a scheme to avoid the definition of a shell company through the actions described in Footnote 32 or otherwise.

CONCLUSION

Based upon the foregoing:

●    The Company has more than no or nominal operations.

○    The fact that the Company has no revenues and is a “start up,” according to the SEC is not dispositive of the issue of whether or not a company is a shell company.  The definition refers to “operations,” which the Company clearly has, and not to “revenues,” which admittedly the Company does not have.

●    The Company is not engaged in a scheme to avoid the definition of a shell company through the actions described in Footnote 32 or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

First America Resources Corporation

Date: March 28, 2023	By:	/s/ Jian Li
Jian Li
Chief Executive Officer and Director

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